Exhibit 5.1

99 Garnsey Road
Pittsford, NY 14534 (585) 419-8800

March 28, 2012

Tompkins Financial Corporation

The Commons, P.O. Box 460
Ithaca, New York 14851

Ladies and Gentlemen:

We have acted as counsel to Tompkins Financial Corporation, a New York corporation (the “Company”), in connection with the issuance and sale by the Company of 875,000 shares of its common stock, par value $0.10 per share (the “Common Stock”), and up to an additional 131,250 shares of its Common Stock to cover over-allotments, if any (collectively, the “Shares”). The sale of the Shares is to be accomplished pursuant to an underwriting agreement entered into with Macquarie Capital (USA) Inc. and Keefe, Bruyette & Woods, Inc., as joint book-running managers and representatives of the several underwriters (the “Underwriting Agreement”).

The shares are to be offered and sold by the Company pursuant to a prospectus supplement dated March 28, 2012 (the “Prospectus Supplement”) and the accompanying base prospectus (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) that form a part of the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). We have been requested by the Company to render this opinion.

In rendering this opinion, we have (i) examined the Registration Statement and the exhibits thereto, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company and such other documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein. We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, upon the issuance and delivery of, and payment for the Shares, in the manner contemplated by the Underwriting Agreement, such Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

Tompkins Financial Corporation March 28, 2012 Page 2

The opinion set forth above is subject to the following qualifications:

(a)           In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the State of New York.

(b)           Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)           Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. This opinion speaks only as of the date hereof and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

/s/ Harris Beach PLLC
Harris Beach PLLC